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                                   EXHIBIT 21





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                                  EXHIBIT 21

                      LIST OF SUBSIDIARIES OF REGISTRANT
                             AT DECEMBER 31, 1993



    NAME                                            STATE OR JURISDICTION
                                                    OF INCORPORATION

- - First American National Bank                      U.S.A.

     -  Ameristar Capital Markets, Inc.             Tennessee
     -  Guaranty Title Company                      Tennessee
     -  First Amtenn Life Insurance Co.             Arizona
     -  First Charlotte Corp.                       Tennessee
     -  First Deaderick Corp.                       Tennessee

- - First American Trust Company, N.A.                U.S.A.
     -  Lee, Robinson & Steine, Inc.                Tennessee

- - First American National Bank of Kentucky          U.S.A.


                                  NON-PROFIT CORPORATIONS

     NAME                                           STATE OR JURISDICTION
                                                    OF INCORPORATION

- - First American Community
     Development Corporation                        Tennessee
- - First American Foundation                         Tennessee




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